Exhibit 99.1

       NetManage Reports First Quarter 2005 Financial Results;
   Sixth Consecutive Quarter of Operational Profitability and Fourth
                   Consecutive Quarter of Net Profit

    CUPERTINO, Calif.--(BUSINESS WIRE)--April 25, 2005--NetManage, Inc. (NASDAQ:NETM), a leading software company that provides solutions for accessing, Web enabling and integrating enterprise information systems, today reported financial results for the first quarter ended March 31, 2005.
    Net revenues for the first quarter of 2005 were $12.1 million, up from net revenues of $11.9 million in the first quarter of 2004. Net income for the first quarter was $808,000, or $0.08 per diluted share. This compares with a net loss of $431,000, or $0.05 per diluted share in the first quarter of 2004.
    During the quarter, cash and cash equivalents increased $5.0 million, to $24.6 million at March 31, 2005.

    Management Commentary

    "We are pleased to report a strong quarter highlighted by growth in our net revenues, a substantial improvement in profitability and a significant increase in our cash position," said Zvi Alon, chairman, president and CEO of NetManage. "Revenue growth in the first quarter was driven by increased license revenues, up 11% from the same period last year. We continued to add new OnWeb(R) customers from a variety of industries, reflecting the growing trend of customers deploying our solutions to help leverage the significant investment they have in systems and applications. These customers are already experiencing a rapid ROI by using OnWeb."
    Mr. Alon continued, "We also recently announced important OnWeb and RUMBA(R) product line enhancements which included the introduction of OnWeb Mobile -- a new product within the OnWeb family. OnWeb Mobile provides the fastest, easiest solution to allow mobile users to work with corporate applications."

    Customer Wins

    During the quarter, the Company received new and renewed business from such customers as Wells Fargo Bank, Renault, City & County of San Francisco, Blue Cross of Northeastern Pennsylvania, World Savings, Michelin, Comcast, Daimler Chrysler, Commerzbank, and GlaxoSmithKline, among others.

    Recent Operational Highlights

    -- The Company announced a number of product introductions including the release of RUMBA 7.4, designed to increase user productivity and reduce costs, OnWeb 7.2, and OnWeb Mobile, the first solution of its kind to enable comprehensive mobile access to enterprise systems.

    -- The Company expanded its strategic partnerships by teaming with TriAWorks to enable single sign-on for iSeries users and also joining Sun Microsystems' iForce(SM) Partner Program.

    -- The Company announced the appointment of Andy Murchison, a former Computer Associates Sales and Business Development Executive, as Vice President of Worldwide Alliances and the promotion of Yuan Huntington to Vice President of Marketing, leveraging her track record of successful marketing for a number of software companies.

    Conference Call Information

    The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, April 25, 2005. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-2617 and entering pass code 6733400. A playback of the conference call will be available until May 1, 2005, on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 6733400.
    NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

    About NetManage

    NetManage, Inc. (NASDAQ:NETM) specializes in solutions for accessing, Web enabling, and integrating enterprise information systems. By providing flexibility and speed of deployment, NetManage lets customers maximize investments in existing systems and leverage them with a service-oriented architecture. By extending existing data and business logic, NetManage delivers new efficiencies and higher returns for its customers. As a result, more than 10,000 customers worldwide, including 480 of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

    (C) 2005 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

    NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

    This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.


                           NETMANAGE, INC.
              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                             (Unaudited)

                                               March 31,  December 31,
                                                 2005        2004
                                              ----------  ----------

                                Assets
Cash, cash equivalents and
 short-term investments                       $   24,827  $   19,789
Accounts receivable, net                           7,894      15,780
Prepaid expenses and other
 current assets                                    2,024       2,608
                                               ----------  -----------

             Total current assets                 34,745      38,177

Property and equipment, net                        3,138       3,230
Goodwill, net                                      3,667       3,667
Other intangibles, net                             2,191       2,376
Other assets                                          68         384
                                               ----------  -----------

             Total assets                     $   43,809  $   47,834
                                               ==========  ===========

                 Liabilities and Stockholders' Equity
Current liabilities                           $    8,465  $   10,800
Current deferred revenue                          15,214      17,517
                                               ----------  -----------
             Total current liabilities            23,679      28,317

Long-term liabilities                                747         786
Long-term deferred revenue                         1,569       1,757
                                               ----------  -----------
             Total long-term liabilities           2,316       2,543
                                               ----------  -----------
             Total Liabilities                    25,995      30,860

Stockholders' equity                              17,814      16,974
                                               ----------  -----------

             Total liabilities
              and stockholders' equity        $   43,809  $   47,834
                                               ==========  ===========


                           NETMANAGE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                          Three months ended March 31,
                                                 2005         2004
                                               ----------  -----------

Net revenues:
 License fees                                 $    5,322  $    4,790
 Services                                          6,802       7,090
                                               ----------  -----------

 Total net revenues                               12,124      11,880
                                               ----------  -----------

Cost of revenues:
 License fees                                        326         396
 Services                                            838         914
 Amortization of intangible assets                    70         253
                                               ----------  -----------
 Total cost of revenues                            1,234       1,563
                                               ----------  -----------

Gross margin                                      10,890      10,317
                                               ----------  -----------

Operating expenses:
 Research and development                          1,937       1,785
 Sales and marketing                               5,639       5,541
 General and administrative                        2,438       2,866
 Restructuring charge                                 73        (167)
 Amortization of intangible assets                   115         150
                                               ----------  -----------

Total operating expenses                          10,202      10,175
                                               ----------  -----------

Income from operations                               688         142

Interest income and other, net                        66          49
Foreign currency transaction gains (losses)           71        (572)
                                               ----------  -----------

Income (loss) before provision for income
 taxes                                               825        (381)

Provision for income taxes                            17          50
                                               ----------  -----------

Net income (loss)                             $      808  $     (431)
                                               ==========  ===========

Net income (loss) per share:
  Basic                                       $     0.09  $    (0.05)
  Diluted                                     $     0.08  $    (0.05)

Weighted average common share
 and equivalent:
  Basic                                            9,221       8,766
  Diluted                                          9,708       8,766

    CONTACT: The Blueshirt Group
             Alex Wellins, 415-217-7722
             alex@blueshirtgroup.com
             Brinlea Johnson, 415-217-7722
             brinlea@blueshirtgroup.com